As filed with the Securities and Exchange Commission on May 14, 1998.
                              Registration No. 333-29407


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933


                  ACCENT COLOR SCIENCES, INC.
       (Exact name of issuer as specified in its charter)

         Connecticut                         06-1380314
 (State or other jurisdiction             (I.R.S. Employer
              of                       Identification Number)
incorporation or organization)
                                               06108
  800 Connecticut Boulevard                  (Zip Code)
   East Hartford, CT  06108
    (Address of Principal
      Executive Offices)

       ACCENT COLOR SCIENCES, INC. 1995 STOCK INCENTIVE PLAN
                   (Full title of the plan)
                      Charles E. Buchheit
                          President and
                     Chief Executive Officer
                   Accent Color Sciences, Inc.
                    800 Connecticut Boulevard
                    East Hartford, CT  06108
                         (860) 610-4000
    (Name, address and telephone number of agent for service)

                 CALCULATION OF REGISTRATION FEE

                           Proposed     Proposed
Title of                   Maximum      Maximum
Securities   Amount        Offering     Aggregate    Amount of
to be        to be         Price        Offering     Registration
Registered   Registered    Per Share    Price        Fee
             (1)           (2)          (2)          (2)
Common Stock,
No par value
per share    500,000 shares $ 2.2815   $ 1,140,750.00 $ 336.52

     (1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired, forfeited or surrendered awards respecting Common Stock, or pursuant to the antidilution adjustment provisions of the plan.

     (2) In accordance with Rule 457, calculated on the basis of the average of the high and low prices for the Common Stock on the Nasdaq National Market on May 11, 1998.

             The Exhibit Index is located at page 4.
                       Page 1 of 4 pages.
              INCORPORATION OF CONTENTS OF EARLIER
               REGISTRATION STATEMENT BY REFERENCE


     The  purpose of this Post-Effective Amendment No.  1  is  to register 500,000 additional shares of the Registrant's Common Stock, no par value per share, in connection with the Registrant's 1995 Stock Incentive Plan. Pursuant to General
Instruction E of Form S-8 the contents of the Registrant's Registration Statement (Registration No. 333-29407) on Form S-8 filed with the Commission on June 17, 1997, are incorporated herein by reference.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of East Hartford, Connecticut, on May 14, 1998.


                                   ACCENT COLOR SCIENCES, INC.


                                   By:/s/ PatrickJ.Pedonti
                                          Patrick J. Pedonti
                                          Vice President,
                                          Treasurer and
                                          Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     Signature                    Title                   Date


/s/  Charles E. Buchheit      President, and            May 14, 1998
     Charles E. Buchheit      Chief Executive Officer


/s/  Patrick J. Pedonti       Vice President,           May 14, 1998
     Patrick J. Pedonti       Treasurer
                              and Chief Financial
                              Officer (Principal
                              Financial Officer)

/s/  Norman L. Milliard                                 May 14, 1998
     Norman L. Milliard
      Director and
      Attorney-in-fact for:


Richard J. Coburn             Director
Willard F. Pinney, Jr.        Director        (Constituting a majority
Robert H. Steele              Director        of the Board of Directors)
Richard Hodgson               Director




                         EXHIBIT INDEX

              No.       Description

              4.1       Amended and Restated
                        Certificate of
                        Incorporation of the
              4.2       Company*

              4.3       By-laws of the
                        Company*

              5         Accent Color
                        Sciences, Inc. 1995
                        Stock Incentive Plan
            23.1
                        Opinion of Murtha,
                        Cullina, Richter and
            23.2        Pinney, LLP

                        Consent of Price
                        Waterhouse, LLP
           24
                        Consent of Murtha,
                        Cullina, Richter and
                        Pinney, LLP
                        contained in their
                        opinion filed as
                        Exhibit 5

                        Power of Attorney*

*Previously filed.